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                                                                EXHIBIT (5)(ee)


                                     [FORM]
                         INVESTMENT ADVISORY AGREEMENT


                 AGREEMENT made as of _____________, 1995 between THE PNC(R) FUND, a Massachusetts business trust (the "Fund"), and PNC ASSET MANAGEMENT GROUP, INC., a Delaware corporation (the "Adviser").

                 WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

                 WHEREAS, the Fund desires to retain Adviser to furnish investment advisory services to the Fund and the Adviser is willing to so furnish such services;

                 NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

                 1.       Appointment.

                          a.      The Fund hereby appoints Adviser to act as
investment adviser to the Fund's Money Market Portfolio; Government Money Market Portfolio; Municipal Money Market Portfolio; Pennsylvania Municipal Money Market Portfolio; North Carolina Municipal Money Market Portfolio; Virgina Municipal Money Market Portfolio; Ohio Municipal Money Market Portfolio; New Jersey Municipal Money Market Portfolio; Tax-Free Income Portfolio; Managed Income Portfolio; Intermediate Government Portfolio; Intermediate-Term Bond Portfolio; Short-Term Bond Portfolio; Government Income Portfolio; Pennsylvania Tax-Free Income Portfolio; Ohio Tax-Free Income Portfolio; New Jersey Tax-Free Income Portfolio; Core Fixed Income Portfolio; International Fixed Income Portfolio; Balanced Portfolio; International Equity Portfolio; International Emerging Markets Portfolio; Core Equity Portfolio; Growth Equity Portfolio; Small Cap Growth Equity Portfolio; Value Equity Portfolio; and Small Cap Value Equity Portfolio (the "Portfolios") for the period and on the terms set forth in this Agreement. Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

                          b.      In the event that the Fund establishes one or
more portfolios other than the Portfolios with respect to which it desires to retain Adviser to act as investment adviser hereunder, the Fund shall notify Adviser in writing. If Adviser is willing to render such services under this Agreement it shall notify the Fund in writing whereupon, subject to such shareholder approval as may be required pursuant to Paragraph 10 hereof, such portfolio shall become a Portfolio hereunder and shall be subject





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to the provisions of this Agreement to the same extent as the Portfolios named above in subparagraph (a) except to the extent that said provisions (including those relating to the compensation payable by the Fund to Adviser) are modified with respect to such portfolio in writing by the Fund and Adviser at the time.

                 2. Sub-Contractors. It is understood that Adviser will from time to time employ or associate with such person or persons as Adviser may believe to be particularly fitted to assist it in the performance of this Agreement; provided, however, that the compensation of such person or persons shall be paid by Adviser and that Adviser shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions. Such person or persons shall be employed pursuant to sub-advisory agreements agreeable to the Fund and approved in accordance with the provisions of the 1940 Act.


                 3. Delivery of Documents. The Fund has furnished Adviser with copies, properly certified or authenticated, of each of the following:

                          a. Resolutions of the Fund's Board of Trustees authorizing the appointment of Adviser as the Portfolio's adviser and approving this Agreement;

                          b. The Fund's Declaration of Trust as filed with the State Secretary of the Commonwealth of Massachusetts and the Boston City Clerk on December 22, 1988;

                          c.      The Fund's Code of Regulations;

                          d. The Fund's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC") on December 23, 1988;

                          e. The Fund's Registration Statement on Form N-1A under the Securities Act of 1933 and the 1940 Act, as filed with the SEC on December 23, 1988, and all amendments thereto (the "Registration Statement"); and

                          f. The Fund's most recent prospectuses for the Portfolios (such prospectuses together with the related statements of additional information, as currently in effect and all amendments and supplements thereto, are herein called "Prospectuses").





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                 The Fund will furnish Adviser from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

                 4. Services. Subject to the supervision of the Fund's Board of Trustees, Adviser will (either directly or through the sub-advisers and other sub-contractors employed by it in accordance with Section 2 hereof) provide a continuous investment program for the Portfolio, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Portfolios. Adviser will (either directly or through the sub-advisers and other sub-contractors employed by it in accordance with Paragraph 2 hereof) determine from time to time what securities and other investments will be purchased, retained or sold by the Portfolios and will place the daily orders for the purchase or sale of securities. Adviser will provide the services rendered by it under this Agreement in accordance with each Portfolio's investment objective, policies and restrictions as stated in such Portfolio's Prospectus (as currently in effect and as it may be amended or supplemented from time to time) and the resolutions of the Fund's Board of Trustees. Adviser further agrees that it:

                          a. will comply with all applicable rules and regulations of the SEC and will in addition conduct its activities under this Agreement in accordance with other applicable law;

                          b. will place orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, Adviser will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, Adviser will consider the experience and skill of the firm's securities traders as well as the firm's financial responsibility and administrative efficiency. Consistent with this obligation, Adviser may, subject to the approval of the Fund's Board of Trustees, select brokers on the basis of the research, statistical and pricing services they provide to a Portfolio and other clients of Adviser or a sub-adviser. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by Adviser hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that Adviser determines in good faith that such commission is reasonable in terms of either the transaction or the overall responsibility of Adviser and sub-advisers to the Portfolios and their other clients and that the total commissions paid by a





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                 Portfolio will be reasonable in relation to the benefits to the Portfolio over the long-term. In addition, Adviser is authorized to take into account the sale of shares of the Fund in allocating purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with Adviser, the sub-advisers or the Fund's distributor) in compliance with applicable law. In no instance, however, will a Portfolio's securities be purchased from or sold to Adviser, the sub-advisers, the Fund's distributor or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law;

                          c. will maintain books and records with respect to each Portfolio's securities transactions and will furnish the Fund's Board of Trustees such periodic and special reports as the Board may request;

                          d. will maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates. When Adviser makes investment recommendations for a Portfolio, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Portfolio's account are customers of the commercial departments of its affiliates. In dealing with commercial customers, Adviser and the sub-advisers will not inquire or take into consideration whether securities of those customers are held by the Fund; and

                          e. will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, any of the Portfolio's and the Fund's prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

                 5. Services Not Exclusive. Adviser's services hereunder are not deemed to be exclusive, and Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.





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                 6.       Books and Records.  In compliance with the
requirements of Rule 31a-3 under the 1940 Act, Adviser hereby agrees that all records which it maintains for each Portfolio are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

                 7. Expenses. During the term of this Agreement, Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for the Portfolios.

                 8.       Compensation.

                          a.      For the services provided and the expenses
assumed pursuant to this Agreement, the Fund will pay Adviser and Adviser will accept as full compensation therefor a fee, computed daily and paid monthly, at the following annual rates: for the Money Market, Municipal Money Market, Government Money Market, Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Virginia Municipal Money Market and New Jersey Municipal Money Market Portfolios: .45% of the first $1 billion of each Portfolio's average daily net assets, .40% of the next $1 billion of each Portfolio's average daily net assets, .375% of the next $1 billion of each Portfolio's average daily net assets and .35% of the average daily net assets of the Portfolio in excess of $3 billion; for the Value Equity, Growth Equity, Small Cap Value Equity, Balanced, Small Cap Growth Equity, Core Equity and International Fixed Income Portfolios: .55% of the first $1 billion of each Portfolio's average daily net assets, .50% of the next $1 billion of each Portfolio's average daily net assets, .475% of the next $1 billion of each Portfolio's average daily net assets and .45% of the average daily net assets of the Portfolio in excess of $3 billion; for the Core Fixed Income, Managed Income, Tax-Free Income, Intermediate Government, New Jersey Tax-Free Income, Ohio Tax-Free Income, Pennsylvania Tax-Free Income, Short-Term Bond, Intermediate-Term Bond and Government Income Portfolios: .50% of the first $1 billion of each Portfolio's average daily net assets, .45% of the next $1 billion of each Portfolio's average daily net assets, .425% of the next $1 billion of each Portfolio's average daily net assets and .40% of the average daily net assets of the Portfolio in excess of $3 billion; for the International Equity Portfolio: .75% of the first $1 billion of the Portfolio's average daily net assets, .70% of the next $1 billion of the Portfolio's average daily net assets, .675% of the next $1 billion of the Portfolio's average daily net assets and .65% of the average daily net assets of the Portfolio in excess





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of $3 billion; and for the International Emerging Markets Portfolio: 1.25% of
the first $1 billion of the Portfolio's average daily net assets, 1.20% of the next $1 billion of the Portfolio's average daily net assets, 1.155% of the next $1 billion of the Portfolio's average daily net assets and 1.10% of the average daily net assets of the Portfolio in excess of $3 billion. Such fee as is attributable to each Portfolio shall be a separate charge to such Portfolio and shall be the several (and not joint or joint and several) obligation of such Portfolio.

                          b.      If in any fiscal year the aggregate expenses
of the Portfolios (as defined under the securities regulations of any state having jurisdiction over the Fund) exceeds the expense limitations of any such state, Adviser will bear its share of the amount of such excess in proportion to the aggregate fees otherwise payable to it hereunder and to the Fund's co-administrators under their administration agreements with the Fund. The obligation of the Adviser to reimburse the Fund under this Paragraph 8(b) is limited in any fiscal year to the amount of its fees otherwise payable hereunder attributable to the Portfolio for such fiscal year, provided, however, that notwithstanding the foregoing, Adviser shall reimburse the Fund for the full amount of its share of any such excess expenses regardless of the amount of fees otherwise payable to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Fund so require. Such expense reimbursement, if any, will be estimated, reconciled and paid on a monthly basis.

                 9. Limitation of Liability. Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations or duties under this Agreement.

                 10. Duration and Termination. This Agreement will become effective as of the date hereof with respect to each Portfolio listed in
Section 1(a) hereof and, with respect to any additional Portfolio, on the date of receipt by the Fund of notice from the Adviser in accordance with Section 1(b) hereof that the Adviser is willing to serve as investment adviser with respect to such portfolio, provided that this Agreement (as supplemented by the terms specified in any notice and agreement pursuant to Section 1(b) hereof) shall have been approved by the shareholders of the Portfolio in accordance with the requirements of the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect with respect to each such Portfolio until March 31, 1997. Thereafter, if not terminated,





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this Agreement shall continue in effect with respect to the particular
Portfolio for successive annual periods ending on March 31, provided such continuance is specifically approved at least annually (a) by vote of a majority of those members of the Fund's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Fund's Board of Trustees or by vote of a majority of the outstanding voting securities of such Portfolio. Notwithstanding the foregoing, this Agreement may be terminated with respect to the Portfolio at any time, without the payment of any penalty, by the Fund (by vote of the Fund's Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio), or by Adviser on sixty days' written notice. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as such terms in the 1940 Act.)

                 11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act.

                 12. Release. "The PNC Fund" and "Trustees of The PNC Fund" refer respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated December 22, 1988 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Fund. The obligations of "The PNC Fund" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders, officers, representatives or agents of the Fund personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of shares of the Fund must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Fund.

                 13. Miscellaneous. The captions in this Agreement are included for convenience or reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and shall be governed by Delaware law.





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                 14.      Counterparts.  This Agreement may be executed in
counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

Attest:                            THE PNC FUND



[SEAL]                             By:
                                      ------------------

                                   PNC ASSET MANAGEMENT
                                   GROUP, INC.



[SEAL]                             By:
                                      -------------------------
                                      its:





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